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As filed with the Securities and Exchange Commission on May 24, 2011

Registration No. 333-169541

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form F-1 on
FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IFM Investments Limited
(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

26/A, East Wing
Hanwei Plaza No.7, Guanghua Road, Chaoyang District
Beijing 100004, People's Republic of China
+86 (10) 6561-7788
(Address and telephone number of Registrant's principal executive offices)

Donald Zhang
26/A, East Wing
Hanwei Plaza No.7, Guanghua Road, Chaoyang District
Beijing 100004, People's Republic of China
+86 (10) 6561-7788
(Name, address, and telephone number of agent for service)

Copies to:

Alan Seem, Esq.
Sheaman & Sterling LLP
12th Floor East Tower, Twin Towers
B-12 Jianguomenwai Dajie
Beijing, 100022 China
+86 (10) 5922-8000

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

        If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        This Post-Effective Amendment No. 1 on Form F-3 to the Registration Statement on Form F-1 (File No. 333-169541) (the "Registration Statement") of IFM Investments Limited is being filed pursuant to the undertakings in Item 9 of the Registration Statement to update and supplement the information contained in the Registration Statement, as originally declared effective by the Securities and Exchange Commission on December 20, 2010.

        The information included in the filing updates and supplements this Registration Statement and the prospectus contained therein.

        No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 24, 2011

PRELIMINARY PROSPECTUS

15,566,975 American Depositary Shares

IFM Investments Limited

Representing 233,504,630 Class A Ordinary Shares

        This prospectus relates to an aggregate of 233,504,630 Class A ordinary shares or 15,566,975 American Depository Shares, or ADSs, each representing fifteen (15) of our Class A ordinary shares, par value US$0.001 per share, that may be sold from time to time by the selling shareholders named in this prospectus. The selling shareholders are identified in the table commencing on page 9. The shares or ADSs held by these selling shareholders are being registered hereunder in accordance with a previously disclosed registration right agreement between the selling shareholders and us. No shares are being registered hereunder for sale by us. We will not receive any proceeds from the sale of the ordinary shares or the ADSs by the selling shareholders. All net proceeds from the sale of the ordinary shares or the ADSs covered by this prospectus will go to the selling shareholders.

        Our ordinary shares or the ADSs are quoted on the New York Stock Exchange, Inc., or the NYSE, under the symbol "CTC." On May 13, 2011, the closing price of our ADSs on the NYSE was US$2.50 per ADS.

        The ordinary shares or the ADSs beneficially owned by the selling shareholders may be offered for sale from time to time by the selling shareholders directly or in negotiated transactions or otherwise at fixed prices, at prevailing market prices, at varying prices determined at the time of sale or at negotiated prices. In addition, the selling shareholders may from time to time effect sales of ADSs representing Class A ordinary shares in one or more types of transactions on the NYSE. No representation is made that any ADS will or will not be offered for sale.

        Investing in our ADSs involves a high degree of risk. See "Risk Factors" beginning on page 4.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 24, 2011.

 Conventions That Apply to This Prospectus

        Unless otherwise indicated, references in this prospectus to:

  •
  "we," "us," "our" and "our company" refer to IFM Investments Limited, a Cayman Islands company, and its predecessor entities and its subsidiaries;

  •
  "ADSs" are to our American depositary shares, each of which represents fifteen (15) Class A ordinary shares;

  •
  "ADRs" are to the American depositary receipts, which, if issued, evidence our ADSs;

  •
  "China" and the "PRC" are to the People's Republic of China, excluding Taiwan and the special administrative regions of Hong Kong and Macau;

  •
  "Shares" or "ordinary shares" are to our ordinary shares, par value US$0.001 per share which include both Class A ordinary shares and Class B ordinary shares;

  •
  "RMB" and "Renminbi" are to the legal currency of China; and

  •
  "US$" and "U.S. dollars" are to the legal currency of the United States.

        CENTURY 21® is a registered trademark owned by a subsidiary of Realogy Corporation.

SUMMARY

        This summary highlights selected information from this prospectus and the documents incorporated by reference into this prospectus. This summary may not contain all of the information that may be important to you. Please carefully read the entire prospectus, including the information under the heading "Risk Factors," our financial statements and the related notes incorporated by reference into this prospectus, and documents referred to in the section entitled "Incorporation of Certain Information by Reference," before making an investment decision.

Overview

        We are a leading comprehensive real estate services provider with the largest network of real estate sales offices in China. We are the exclusive franchisor in China for the CENTURY 21® brand, one of the world's most recognized brands in the real estate industry. As of December 31, 2010, our CENTURY 21® China network covered 32 major cities with more than 1,500 sales offices, employed 20,857 sales professionals and staff and maintained approximately 6.7 million property listings.

        We operate under four different, but closely related, business lines: (i) company-owned brokerage services, (ii) mortgage management services, (iii) franchise services, and (iv) primary and commercial services. We have deployed a unique business model that has allowed us to rapidly scale our company-owned operations by leveraging the in-depth market knowledge and human capital developed from our franchise network. In addition, in the fourth quarter of 2010, we participated in our first real estate investment fund totaling RMB181 million with an investment of RMB6.5 million as a limited partner. The fund provides low loan-to-value bridge loans to select real estate developers. We also act as a general partner with a 65.0% equity interest in the partnership managing this real estate fund.

        We started our franchise services business in 2000 and have rapidly expanded our franchise network and our brand. Our franchise services business grants regional franchise rights for the CENTURY 21® brand to regional sub-franchisors in China who, in turn, open their own sales offices or grant third parties the right to open sales offices within their region. We generate revenue from our franchise services by collecting initial franchise fees and ongoing service fees from these regional sub-franchisors. Our franchise network has provided us with valuable information to gauge market maturity and identify potential opportunities to establish and grow our company-owned brokerage services business. Until we launched our company-owned brokerage services business in 2006, we generated our net revenues solely from our franchise services business.

        We started our company-owned brokerage services business in Beijing and Shanghai in 2006, in Shenzhen in 2008 and in Chengdu in 2010, and have quickly expanded our company-owned sales office network in these cities through organic growth and acquisitions of sales offices owned by third parties. As of December 31, 2010, we had approximately 621 company-owned sales offices, representing approximately 40.4% of our CENTURY 21® China network. Our company-owned brokerage services business owns and operates regional sub-franchisors and sales offices in the CENTURY 21® China network. We generate revenue from our company-owned brokerage services primarily through commissions earned from home buyers, sellers, lessors and lessees. For the year ended December 31, 2008, 2009 and 2010, our company-owned sales offices contributed approximately 75.4%, 90.6% and 90.9% respectively, of our total net revenues.

        In 2008, we launched our independent mortgage management services in Beijing and Shanghai, providing services to customers both inside and outside our CENTURY 21® China network. Our mortgage management services business provides mortgage advisory services to home buyers and home owners and interim guarantee services to commercial banks. We generate revenue from our mortgage management services primarily through commissions earned from commercial banks in consideration of our advisory services and interim guarantee services. Our mortgage management services business is well positioned to take advantage of referrals from our extensive network of company-owned sales offices. In 2010, a majority of the transactions handled by our company-owned brokerage services in which mortgages were utilized made use of our mortgage management services. We have provided services for home mortgages with an aggregate loan amount of approximately RMB11.6 billion since we launched our mortgage management service business through December 31, 2010. In 2010, revenue from new products of home equity loan and entrusted loans represented approximately 35% of total mortgage management services revenue. We had RMB0.9 million in contingent guarantee obligations associated with our interim guarantees as of December 31, 2010. Since the second quarter of 2010, due to changes in the market practice in the mortgage management industry in Beijing, we no longer provide interim guarantees to our mortgage management service customers.

        In 2009, we established dedicated teams for the primary and commercial real estate markets, in order to provide agency services to primary residential real estate developers and planning, consulting and brokerage services to commercial property developers. In 2010, we launched our primary and commercial services business. We generate revenue from our primary services by earning sales commissions from primary residential property developer clients, and we generate revenue from our commercial services by collecting service fees for consultancy services provided to commercial property developers. In the fourth quarter of 2010, we generated revenues from the sales of 45,000 square meters of primary projects and since then we have expanded our pipeline to 1.29 million square meters of gross floor area, or GFA, with 340,000 square meters available for sale during 2011. In March 2011, in connection with our initiatives to focus on the primary and commercial market segments, we entered into an agreement to acquire a majority stake in SG International Investments Ltd., the parent company of an agency based in Beijing focusing on primary commercial projects sales. We expect to complete the acquisition in the near term.

        In the fourth quarter of 2010, we reacquired the franchise rights for Chengdu region. This is part of our long-term strategy to grow our company-owned brokerage services in Chengdu and nearby cities, as well as our related mortgage management services and primary and commercial services.

        In January 2011, we acquired a company based in Beijing with a license to offer consumer loans with property collateral through a series of contractual arrangements with the VIEs. The total consideration for the transaction was RMB5.0 million. See notes 25 and 27 to our consolidated financial statements incorporated elsewhere to the annual report on Form 20-F for the year ended December 31, 2010, which is incorporated by reference into this prospectus.

        Our rapid growth is supported by our information systems and training programs. Our information systems provide real-time and in-depth management and sales information, support our network of sales offices, and drive our marketing efforts. We strongly believe in training members of our management team, who are generally required to complete quarterly training courses. Additionally, all of our new sales professionals are required to complete training courses that we conduct in-house, and are also required to complete monthly refresher or new skills courses.

        We have experienced substantial growth since we began operations in 2000. Our net revenues amounted to RMB273.4 million in 2008, RMB651.7 million in 2009 and RMB530.8 million (US$80.4 million) in 2010. We intend to continue to expand our operations, which will continue to place substantial demands on our managerial, operational, financial, technological and other resources. Our planned expansion will also place significant demands on us to ensure that our brand does not suffer as a result of any decreases, whether actual or perceived, in the quality of our services. In order to manage and support our growth, we must continue to improve our existing operational, administrative and technological systems and our financial and management controls, and recruit, train and retain additional qualified sales professionals as well as other administrative and sales and marketing personnel, particularly as we expand into new markets.

        For more information regarding our business, including our history and development, please refer to our Annual Report on Form 20-F for our most recent fiscal year (File No. 001-34598).

Corporate Information

        Our principal executive office is located at 26/A, East Wing, Hanwei Plaza, No.7 Guanghua Road, Chaoyang District, Beijing 100004, People's Republic of China. Our telephone number at this address is (86-10) 6561-7788 and our fax number is (86-10) 6561-3321. Our registered office in the Cayman Islands is located at the offices of Trident Trust Company (Cayman) Limited, Fourth Floor, One Capital Place, P.O. Box 847GT Grand Cayman, KY1-1111 Cayman Islands. Our agent for service of process in the United States is CT Corporation System, located at 111 Eighth Avenue, New York, New York 10011.

        Investor inquiries should be directed to us at the address and telephone number of our principal executive offices set forth above. Our website is http://www.century21cn.com. The information contained on our website is not part of this prospectus.

        For additional information about our company, please refer to other documents we have filed with the U.S. Securities and Exchange Commission, or SEC, and that are incorporated by reference into this prospectus, as listed under the heading "Incorporation of Certain Information by Reference."

RISK FACTORS

        An investment in our securities involves risk. Before you invest in securities issued by us, you should carefully consider the risks involved. Accordingly, you should carefully consider:

  •
  the information contained in or incorporated by reference into this prospectus;

  •
  the risks described in our Annual Report on Form 20-F for our most recent fiscal year, which is incorporated by reference into this prospectus;

  •
  the risks described in our Registration Statement on Form F-1, as amended, under the Securities Act of 1933, as amended (the "Securities Act"), originally filed with the SEC on September 23, 2010 (File No. 333-169541);

  •
  other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC.

        The discussion of risks related to our business contained in or incorporated by reference into this prospectus comprises material risks of which we are aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.

 FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements that relate to future events, including our future operating results and conditions, our prospects and our future financial performance and condition. These statements involve known and unknown risks, uncertainties and other factors, including those listed under "Risk Factors," which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

        Forward-looking statements typically are identified by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions or the negative of these words or expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, among other things, statements relating to:

  •
  our anticipated growth strategies;

  •
  our future business development, results of operations and financial condition;

  •
  expected changes in our net revenues and certain cost or expense items;

  •
  our ability to attract clients and further enhance our brand recognition; and

  •
  trends and competition in the real estate services industry.

        The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read thoroughly this prospectus and the documents that we refer to in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

 OFFER STATISTICS AND EXPECTED TIMETABLE

        This prospectus relates to an aggregate of 15,566,975 American Depository Shares, or ADSs, each representing fifteen (15) of our Class A ordinary shares, par value US$0.001 per share, that may be sold from time to time by the selling shareholders named in this prospectus. This includes (i) 141,611,117 ordinary shares, or 9,440,741 ADSs, held by Goldman Sachs Strategic Investments (Asia) L.L.C. and (ii) 91,893,513 ordinary shares or 6,126,234 ADSs, held by GL Asia Mauritius II Cayman Limited.

        The Class A ordinary shares or the ADSs beneficially owned by the selling shareholders may be offered for sale from time to time by the selling shareholders directly or in negotiated transactions or otherwise at fixed prices, at prevailing market prices, at varying prices determined at the time of sale or at negotiated prices. In addition, the selling shareholders may from time to time effect sales of ADSs representing Class A ordinary shares in one or more types of transactions on the NYSE.

        We have established an American Depositary Receipt facility pursuant to which holders of our ordinary shares can receive American Depositary Receipts, evidencing ADSs, against the deposit of their ordinary shares with JPMorgan Chase Bank, N.A., which acts as depositary on our behalf. The selling shareholders have deposited their ordinary shares in our American Depositary Receipt facility and consequently may offer and sell ADSs on the NYSE at prevailing market prices.

        We will not receive any proceeds from the sale of the ordinary shares or the ADSs by the selling shareholders. All net proceeds from the sale of the ordinary shares or the ADSs covered by this prospectus will go to the selling shareholders.

        For more information on the sale of the ADSs by the selling shareholders, please see the sections of this prospectus entitled "The Offer and Listing—Plan of Distribution" and "—Selling Shareholders."

 CAPITALIZATION AND INDEBTEDNESS

        The following table shows our capitalization as of March 31, 2011 on an actual basis.

        This table should be read in conjunction with our consolidated financial statements as of and for the year ended December 31, 2010 and the related notes set forth in our Annual Report on Form 20-F for the fiscal year ended December 31, 2010, which are incorporated by reference herein.

	As of March 31, 2011(1)
	Actual (in thousands, except par value) (unaudited)
	RMB	US$
Shareholders' equity:
Class A ordinary shares (US$0.001 par value, 3,133,000 shares authorized, 609,421 shares issued and outstanding as of March 31, 2011, respectively)	4,537	693
Class B ordinary shares (US$0.001 par value, 100,000 shares authorized, 80,503 shares issued and outstanding as of March 31, 2011)	550	84
Treasury stock	(41,478)	(6,334)
Additional paid-in capital	1,073,822	163,985
Statutory reserves	5,595	854
Accumulated deficit	(387,519)	(5,918)
Non-controlling interest	(1,772)	(271)
Total shareholders' equity	653,735	99,833
Total capitalization	653,735	99,833

(1)
Unless otherwise noted, translations from RMB amounts into US$ as of March 31, 2011 have been made at a rate of RMB6.5483 to US$1.00, which was the noon buying rate on March 31, 2011 in New York City for cable transfers of Renminbi per U.S. dollar as set forth in the H.10 weekly statistical release of the Federal Reserve Board of the United States. Our functional and reporting currency is the Renminbi.

REASONS FOR THE OFFER AND USE OF PROCEEDS

        This prospectus relates to an aggregate of 233,504,630 Class A ordinary shares or 15,566,975 American Depository Shares, or ADSs, each representing fifteen (15) of our Class A ordinary shares, par value US$0.001 per share, that may be sold from time to time by the selling shareholders named in this prospectus. We will not receive any proceeds from the sale of the ordinary shares or the ADSs by the selling shareholders. All net proceeds from the sale of the ordinary shares or the ADSs covered by this prospectus will go to the selling shareholders.

 THE OFFER AND LISTING

Price History

        Our ADSs, each representing 15 of our Class A ordinary shares, have been listed on the New York Stock Exchange since January 28, 2010. Our ADSs trade under the symbol "CTC." The following table provides the high and low closing prices for our ADSs on the New York Stock Exchange for 2010 and 2011 to date.

        On May 13, 2011, the last reported closing price for our ADSs was US$2.50 per ADS.

Calendar Period	High	Low
	(US$ per ADS)
2010
January 28 to March	8.15	6.85
April to June	7.20	4.76
July to September	6.17	4.80
October to December	5.80	3.71
November	5.30	4.01
December	5.00	3.71
2011
January	4.99	4.39
February	4.92	4.04
March	4.78	3.55
April	3.46	2.46
May (through May 13)	2.63	2.38

Plan of Distribution

        We are registering our Class A ordinary shares and ADSs on behalf of the selling shareholders. As used in this prospectus, selling shareholders includes transferees, donees, pledgees and other successors in interest selling ordinary shares or ADSs received from a selling shareholder after the date of this prospectus. The selling shareholders will receive all of the net proceeds from the sale of ordinary shares or ADSs under this prospectus. We will bear all costs, expenses and fees incurred by us in connection with the registration of the Class A ordinary shares offered by this prospectus. The selling shareholders will bear brokerage commissions and similar selling expenses, if any, attributable to the sale of ordinary shares or ADSs. Selling shareholders may effect sales of ordinary shares or ADSs from time to time in one or more types of negotiated transactions or otherwise at fixed prices, prevailing market prices, at varying prices determined at the time of sale or at negotiated prices as the selling shareholders determine. Alternatively, the selling shareholders may from time to time effect sales of ADSs representing ordinary shares in one or more types of transactions on the New York Stock Exchange, which may include block transactions, through options transactions relating to the ADSs, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Selling shareholders also may resell all or a portion of their ordinary shares or ADSs in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria, and conform to the requirements, of such rule. Any of the transactions described above may or may not involve brokers or dealers. To our knowledge, the selling shareholders have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of ordinary shares or ADSs by the selling shareholders.

        The selling shareholders may effect transactions by selling ordinary shares or ADSs directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders and/or the purchasers of ordinary shares or ADSs for whom such broker-dealers may act as agents or to whom they sell as principal, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions.

        The selling shareholders and any broker-dealers that act in connection with the sale of ordinary shares or ADSs might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the ordinary shares or ADSs sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. We have agreed to indemnify the selling shareholders against certain liabilities, including liabilities arising under the Securities Act. A selling shareholder may agree to indemnify any agent, dealer or broker-dealer that participates in a transaction involving the sale of the ordinary shares or ADSs against certain liabilities, including liabilities arising under the Securities Act.

        Because selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. The selling shareholders have agreed not to take any action that would constitute a violation of U.S. federal or state or foreign securities laws, including Regulation M under the Exchange Act. Regulation M generally provides that, during an offering by selling shareholders, such shareholders may not bid for, purchase, or attempt to induce any person to bid for or purchase, the securities being offered.

        Upon a selling shareholder notifying us that he, she or it has entered into any material arrangement with a broker-dealer for the sale of ordinary shares or ADSs through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling shareholder and of the participating broker-dealer(s), (ii) the number of ordinary shares or ADSs involved, (iii) the price at which such ordinary shares or ADSs were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealers(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (vi) other facts material to the transaction.

Selling Shareholders

        This prospectus relates to an aggregate of 233,504,630 ordinary shares or 15,566,975 American Depository Shares, or ADSs, each representing fifteen (15) of our Class A ordinary shares, par value US$0.001 per share, that may be sold from time to time by the selling shareholders identified below.

        The following table sets forth the number of shares beneficially owned by each of the selling shareholders as of the date of this prospectus. Except as disclosed under this prospectus, none of the selling shareholders has held a position or office or had a material relationship with us within the past three years other than as a result of the ownership of our ordinary shares or other securities of ours. The selling shareholders may offer the shares or the ADSs under this prospectus from time to time and may elect to sell none, some or all of the shares (or the ADSs representing such shares), set forth next to their names. The selling shareholders purchased our securities in the ordinary course of business and at the time of the purchase, they had no agreements or understandings, directly or indirectly, with any person to distribute our ordinary shares or ADSs.

        We may amend or supplement this prospectus from time to time in the future to update or change this list and shares which may be resold.

	Ordinary Shares Beneficially Owned Prior to This Offering		Ordinary Shares to be Sold in This Offering	Ordinary Shares Beneficially Owned After This Offering
Name	Number(1)		Number(1)	Number(1)	Percent(1)
Goldman Sachs Strategic Investments (Asia) L.L.C.(2)	141,611,117	(3)	141,611,117	—	—
GL Asia Mauritius II Cayman Limited(4)	236,678,514	(5)	91,893,513	144,785,001	21.7%

Notes:

(1)
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person or the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days of the date of this prospectus, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

(2)
Goldman Sachs Strategic Investments (Asia) L.L.C. is an indirectly wholly owned subsidiary of The Goldman Sachs Group, Inc., which is a bank holding company whose shares are listed on the New York Stock Exchange. The address of Goldman Sachs Strategic Investments (Asia) L.L.C. is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, USA.

(3)
Includes 141,611,117 Class A ordinary shares held by Goldman Sachs Strategic Investments (Asia) L.L.C.

(4)
GL Asia Mauritius II Cayman Limited is 50% owned by Avenue Asia International, Ltd. and 50% by GL Asia Mauritius II, LLC, but all of GL Asia Mauritius II Cayman Limited's beneficial interest in the above shares has been allocated solely to GL Asia Mauritius II, LLC. GL Asia Mauritius II, LLC is owned by Avenue Asia Investments, L.P., Avenue Asia Special Situations Fund III, L.P. and Avenue Asia Special Situations Fund IV, L.P., but all of GL Asia Mauritius II, LLC's beneficial interest in the above shares has been allocated solely to Avenue Asia Special Situations Fund IV, L.P., a Cayman Islands exempted limited partnership. The general partner of Avenue Asia Special Situations Fund IV, L.P. is Avenue Asia Capital Partners IV, Ltd., a Cayman Islands exempted company. The sole shareholder of Avenue Asia Capital Partners IV, Ltd. is Avenue Asia Capital Partners IV, LLC, a Delaware limited liability company. The managing member of Avenue Asia Capital Partners IV, LLC is GL Asia Partners IV, LLC, a Delaware limited liability company, which is controlled by Marc Lasry and Sonia Gardner. Voting and investment power of shares held by GL Asia Mauritius II Cayman Limited may be exercised by Avenue Asia Capital Partners IV, Ltd. or Avenue Asia Capital Management, L.P., a Delaware limited partnership. The general partner of Avenue Asia Capital Management, L.P. is Avenue Asia Capital Management GenPar, LLC, a Delaware limited liability company, which is controlled by Marc Lasry and Sonia Gardner. Mr. Lasry and Ms. Gardner disclaim beneficial ownership with respect to the above shares except to the extent of their pecuniary interest therein. The address of GL Asia Mauritius II Cayman Limited is 2nd Floor Anchorage Centre, Georgetown, Grand Cayman, Cayman Islands.

(5)
Includes 91,893,513 Class A ordinary shares held by GL Asia Mauritius II Cayman Limited, a Cayman Islands exempted company. Also includes 144,785,001 ordinary shares, the number of shares estimated solely for the purpose of this prospectus, to be transferred by IFM Overseas Partners L.P. to GL Asia Mauritius II Cayman Limited upon exchange of the secured exchangeable note issued by IFM Overseas Partners L.P. to GL Asia Mauritius II Cayman Limited. The exchangeable note may be exchanged at the option of GL Asia Mauritius II Cayman Limited for our ordinary shares at any time at least 55 days after our initial public offering. The exchange price shall be calculated based on the fair market value of our ordinary shares at the time of the exchange and the timing of the exchange, according to an agreed formula as set forth in further detail in the exchangeable notes. The number of shares into which the exchangeable note may be exchanged, estimated solely for the purpose of this prospectus, is calculated based on an exchange price of $0.11 per ordinary share, assuming that GL Asia Mauritius II Cayman Limited will exchange the exchangeable notes on May 13, 2011.

Dilution

        The securities registered hereby are ordinary shares or ADSs that, when sold by the selling shareholders, represent ordinary shares already issued and outstanding. Accordingly, there will be no dilution to our shareholders from the sale of such ordinary shares or ADSs.

Expenses Related To This Offering

        We will bear all costs, expenses and fees incurred by us in connection with the registration of the ordinary shares offered by this prospectus. The selling shareholders will bear brokerage commissions and similar selling expenses, if any, attributable to the sale of ordinary shares or ADSs, as well as any fees and disbursements of counsel to the selling shareholders.

        The following table sets forth the estimated costs and expenses in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates except the SEC registration fees.

To be paid by the Registrant
SEC registration fees(1)	$6,459.77
Legal fees and expenses	$10,000.00
Accounting fees and expenses	$5,000.00
Printing, engraving, and miscellaneous fees and expenses	$1,000.00
Total	$22,459.77

(1)
Previously paid under the Registrant's registration statement on Form F-1 (File No. 333-164216).

ADDITIONAL INFORMATION

        Additional information regarding our share capital, our memorandum and articles of association, exchange controls, taxation, and dividends and paying agents can be found in our Registration Statement on Form F-1, as amended, under the Securities Act, as originally filed with the SEC on January 5, 2010 (File No. 333-164216), under the headings "Description of Share Capital," "Regulations," "Taxation," and "Dividend Policy."

        Additional information regarding our material contracts is disclosed under Item 10.C of our Annual Report on Form 20-F for our most recent fiscal year (File No. 001-34598).

Documents on Display

        We file reports and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. We also provide JPMorgan Chase Bank, N.A., as depositary under the deposit agreement between us, the depositary and registered holders of the American Depositary Receipts evidencing ADSs, with annual reports, including a review of operations, and annual audited consolidated financial statements prepared in conformity with U.S. generally accepted accounting principles.

        While we are a foreign private issuer, we will be exempt from the rules under the Securities Exchange Act of 1934, as amended (the "Exchange Act") prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

        A description of our ADSs can be found in our Registration Statement on Form F-1, as amended, under the Securities Act, as originally filed with the SEC on January 5, 2010 (File No. 333-164216), under the heading "Description of American Depositary Shares," which description is incorporated by reference herein.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        We are "incorporating by reference" certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus.

        We have filed the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing:

  •
  our Annual Report on Form 20-F for the fiscal year ended December 31, 2010 (File No. 001-34598), as filed with the SEC on May 24, 2011 pursuant to the Exchange Act, which include audited financial statements for the fiscal year ended December 31, 2010;

  •
  our Reports of Foreign Private Issuer on Form 6-K (File No. 001-34598), as filed with the SEC on March 22, 2010, May 24, 2010, August 6, 2010, August 19, 2010, September 27, 2010 , November 3 , 2010 , November 15, 2010, November 17, 2010, January 4, 2011 and April 15, 2011;

  •
  the description of our ADSs contained in the section titled "Description of American Depositary Shares" in our Registration Statement on Form F-1, as amended, under the Securities Act, as originally filed with the SEC on January 5, 2010 (File No. 333-164216);

  •
  any Form 20-F or 6-K filed with the SEC after the date of this prospectus and prior to the termination of this offering of securities;

  •
  any Reports of Foreign Private Issuer on Form 6-K filed with the SEC after the date of this prospectus and prior to the termination of this offering of securities, but only to the extent that the forms expressly state that we incorporate them by reference in this prospectus; and

  •
  all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering of securities.

        A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

IFM Investments Limited
26/A, East Wing, Hanwei Plaza
No.7 Guanghua Road
Chaoyang District, Beijing 100004
The People's Republic of China
Telephone: (86-10) 6561-7788

        You may also access these documents on our website at http://www.century21cn.com.

        You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement or that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

 INDEMNIFICATION

        As described in the registration statement of which this prospectus forms a part, Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated Articles of Association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own fraud or dishonesty. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

        The validity of the ADSs and certain other legal matters with respect to U.S. federal and New York law will be passed upon for us Shearman & Sterling LLP. The validity of our ordinary shares represented by the ADSs offered in this offering will be passed upon for us by Conyers Dill & Pearman. Legal matters as to Chinese law will be passed upon for us by Commerce & Finance Law Offices.

EXPERTS

        The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian CPAs Limited Company, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The offices of PricewaterhouseCoopers Zhong Tian CPAs Limited Company are located at 26/F Office Tower A, Beijing Fortune Plaza, 7 Dongsanhuan Zhong Road, Chaoyang District, Beijing 100020, the People's Republic of China.

WHERE YOU CAN FIND MORE INFORMATION

        Our website is WWW.CENTURY21CN.COM. We provide free access to various reports that we file with, or furnish to, the SEC through our website, as soon as reasonably practicable after they have been field or furnished. These reports include, but are not limited to, our Annual Reports on Form 20-F, reports on Form 6-K, and any amendments to those reports. Also available on our website are printable versions of our Code of Business Conduct and Ethics and charters of our Audit Committee, Compensation Committee, Nominating/Corporate Governance Committee and other committees of our board of directors. Information on our website does not constitute part of and is not incorporated by reference into this prospectus, the registration statement of which it forms a part, or any other report we file or furnish with the SEC (except to the extent such information is expressly incorporated by reference herein or therein). Our SEC reports and other information we filed with the SEC can also be accessed through the SEC's website at WWW.SEC.GOV and may be read or copied at the SEC's Public Reference Room located at 100 F Street, NE, Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

15,566,975 American Depositary Shares

IFM Investments Limited

Representing 233,504,630 Class A Ordinary Shares

PROSPECTUS

May 24, 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.    Indemnification of Directors and Officers

        Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated Articles of Association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own fraud or dishonesty.

        Pursuant to the indemnification agreement, a form of which was filed as Exhibit 10.2 to our Registration Statement on Form F-1, as amended, originally filed with the SEC on January 5, 2010 (File No. 333-164216), we have agreed to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9.    Exhibits

Exhibit Number	Description
3.2	Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1, as amended (File No. 333-164216)).

4.1	Registrant's Specimen American Depositary Receipt (included in Exhibit 4.3) (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1, as amended (File No. 333-164216)).

4.2	Registrant's Specimen Certificate for Class A Ordinary Shares (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1, as amended (File No. 333-164216)).

4.3	Deposit Agreement between the Registrant, JP Morgan Chase Bank, N.A., as depositary, and holders of American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit 4.3 to the registration statement on Form F-1, as amended (File No. 333-164216)).

4.4	Registration Rights Agreement, dated as of December 30, 2009, granting registration rights to certain shareholders of the Registrant (incorporated herein by reference to Exhibit 4.3 to the registration statement on Form F-1, as amended (File No. 333-164216)).

4.5	Rights Agreement, dated as of November 17, 2010, between IFM Investments Ltd, a Cayman corporation, and American Stock Transfer & Trust Company, L.L.C., as Rights Agent (incorporated by reference to Exhibit 4.1 of the Report of Foreign Private Issuer on Form 6-K (file no. 001-34598) filed with the Securities and Exchange Commission on November 17, 2010).

Exhibit Number		Description
5.1		Opinion of Conyers Dill & Pearman, Cayman Islands counsel to the Registrant, regarding the legality of the ordinary shares being registered (incorporated herein by reference to Exhibit 5.1 to the registration statement on Form F-1, as amended (File No. 333-169541)).

10.1		Amended and Restated 2006 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the registration statement on Form F-1, as amended (File No. 333-164216)).

10.2		Form of Indemnification Agreement with the Registrant's directors (incorporated herein by reference to Exhibit 10.2 to the registration statement on Form F-1, as amended (File No. 333-164216)).

10.3		Form of Employment Agreement with Donald Zhang, Harry Lu, Kevin Cheng Wei, Kevin Yung and Weiping Zhang (incorporated herein by reference to Exhibit 10.2 to the registration statement on Form F-1, as amended (File No. 333-164216)).

10.4		English translation of Form of Labor Contract with Lihong Ma, Hao Wang and Sheng Kang (incorporated herein by reference to Exhibit 10.2 to the registration statement on Form F-1, as amended (File No. 333-164216)).

10.5		English translation of Labor Contract with Hau Piu Ip (incorporated herein by reference to Exhibit 10.2 to the registration statement on Form F-1, as amended (File No. 333-164216)).

10.6		Restated CENTURY 21 International Sub-franchise Agreement for the People's Republic of China, dated as of March 22, 2000 (incorporated herein by reference to Exhibit 10.2 to the registration statement on Form F-1, as amended (File No. 333-164216)).

21.1		Subsidiaries of the Registrant (incorporated herein by reference to Exhibit 8.1 to the Annual Statement on Form 20-F for the fiscal year ended December 31, 2009, as amended (File No. 001-34598)).

23.1	*	Consent of PricewaterhouseCoopers Zhong Tian CPAs Limited Company, an Independent Registered Public Accounting Firm.

23.2		Consent of Conyers Dill & Pearman (included in Exhibit 5.1) (incorporated herein by reference to Exhibit 5.1 to the registration statement on Form F-1, as amended (File No. 333-169541)).

23.3	*	Consent of Commerce & Finance Law Offices.

24.1	*	Power of Attorney (included on signature page hereto).

99.1		Code of Business Conduct and Ethics of the Registrant (incorporated herein by reference to Exhibit 99.1 to the registration statement on Form F-1, as amended (File No. 333-164216)).

*
Filed herewith.

Item 10.    Undertakings

(a)
The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which,

      individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii)
    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

  (5)
  That, for the purpose of determining liability under the Securities Act to any purchaser:

  (i)
  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

  (6)
  That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the Registrant in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on May 24, 2011.

IFM Investments Limited
By:	/s/ DONALD ZHANG
	Name:	Donald Zhang
	Title:	Chairman of the Board of Directors and Chief Executive Officer

 POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, each of Mr. Donald Zhang and Mr. Harry Lu, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DONALD ZHANG Name: Donald Zhang	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)	May 24, 2011
/s/ HARRY LU Name: Harry Lu	Vice Chairman of the Board of Directors and President	May 24, 2011
/s/ KEVIN CHENG WEI Name: Kevin Cheng Wei	Director and Chief Financial Officer (principal financial and accounting officer)	May 24, 2011
/s/ KEVIN YUNG Name: Kevin Yung	Director and Executive Vice President	May 24, 2011
/s/ WEIPING ZHANG Name: Weiping Zhang	Director and Vice President	May 24, 2011
/s/ JENNIFER TANG Name: Jennifer Tang	Director	May 24, 2011
/s/ QIANG CHAI Name: Qiang Chai	Director	May 24, 2011

Signature	Title	Date

/s/ LIANG PEI Name: Liang Pei	Director	May 24, 2011
/s/ CONOR CHIAHUNG YANG Name: Conor Chiahung Yang	Director	May 24, 2011

/s/ GREGORY F. LAVELLE Name: Gregory F. Lavelle Title: Managing Director Puglisi & Associates	Authorized Representative in the United States	May 24, 2011

By:	/s/ DONALD ZHANG Donald Zhang Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description
3.2	Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1, as amended (File No. 333-164216)).

4.1	Registrant's Specimen American Depositary Receipt (included in Exhibit 4.3) (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1, as amended (File No. 333-164216)).

4.2	Registrant's Specimen Certificate for Class A Ordinary Shares (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1, as amended (File No. 333-164216)).

4.3	Deposit Agreement between the Registrant, JP Morgan Chase Bank, N.A., as depositary, and holders of American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit 4.3 to the registration statement on Form F-1, as amended (File No. 333-164216)).

4.4	Registration Rights Agreement, dated as of December 30, 2009, granting registration rights to certain shareholders of the Registrant (incorporated herein by reference to Exhibit 4.3 to the registration statement on Form F-1, as amended (File No. 333-164216)).

4.5	Rights Agreement, dated as of November 17, 2010, between IFM Investments Ltd, a Cayman corporation, and American Stock Transfer & Trust Company, L.L.C., as Rights Agent (incorporated by reference to Exhibit 4.1 of the Report of Foreign Private Issuer on Form 6-K (file no. 001-34598) filed with the Securities and Exchange Commission on November 17, 2010).

5.1	Opinion of Conyers Dill & Pearman, Cayman Islands counsel to the Registrant, regarding the legality of the ordinary shares being registered (incorporated herein by reference to Exhibit 5.1 to the registration statement on Form F-1, as amended (File No. 333-169541)).

10.1	Amended and Restated 2006 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the registration statement on Form F-1, as amended (File No. 333-164216)).

10.2	Form of Indemnification Agreement with the Registrant's directors (incorporated herein by reference to Exhibit 10.2 to the registration statement on Form F-1, as amended (File No. 333-164216)).

10.3	Form of Employment Agreement with Donald Zhang, Harry Lu, Kevin Cheng Wei, Kevin Yung and Weiping Zhang (incorporated herein by reference to Exhibit 10.2 to the registration statement on Form F-1, as amended (File No. 333-164216)).

10.4	English translation of Form of Labor Contract with Lihong Ma, Hao Wang and Sheng Kang (incorporated herein by reference to Exhibit 10.2 to the registration statement on Form F-1, as amended (File No. 333-164216)).

10.5	English translation of Labor Contract with Hau Piu Ip (incorporated herein by reference to Exhibit 10.2 to the registration statement on Form F-1, as amended (File No. 333-164216)).

10.6	Restated CENTURY 21 International Sub-franchise Agreement for the People's Republic of China, dated as of March 22, 2000 (incorporated herein by reference to Exhibit 10.2 to the registration statement on Form F-1, as amended (File No. 333-164216)).

21.1	Subsidiaries of the Registrant (incorporated herein by reference to Exhibit 8.1 to the Annual Statement on Form 20-F for the fiscal year ended December 31, 2009, as amended (File No. 001-34598)).

Exhibit Number		Description
23.1	*	Consent of PricewaterhouseCoopers Zhong Tian CPAs Limited Company, an Independent Registered Public Accounting Firm.

23.2		Consent of Conyers Dill & Pearman (included in Exhibit 5.1) (incorporated herein by reference to Exhibit 5.1 to the registration statement on Form F-1, as amended (File No. 333-169541)).

23.3	*	Consent of Commerce & Finance Law Offices.

24.1	*	Power of Attorney (included on signature page hereto).

99.1		Code of Business Conduct and Ethics of the Registrant (incorporated herein by reference to Exhibit 99.1 to the registration statement on Form F-1, as amended (File No. 333-164216)).

*
Filed herewith.